AMENDMENT
TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE AGENCY AGREEMENT (this “Amendment”) is made as of August 8, 2024 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“Accounting Agent”), and INVESTMENT MANAGERS SERIES TRUST II, a Delaware statutory trust (the “Trust”), on behalf of each fund listed on Appendix A to the Agreement.

WHEREAS, the Accounting Agent and the Trust entered into an Administrative Agency Agreement, dated as of September 24, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Accounting Agent and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Accounting Agent and the Trust hereby agree as follows:

1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A to reflect the following:

(a)	name changes for the following Funds:

•	Tradr 2X Long TSLA Weekly ETF has changed its name to Tradr 1.5X Long TSLA Weekly ETF

•	Tradr 2X Long NVDA Weekly ETF has changed its name to Tradr 1.75X Long NVDA Weekly ETF

2. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Accounting Agent shall be protected in relying on the photocopy or telefax until the Accounting Agent has received the original of the Amendment.

3. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Administrative Agency Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Principal
Date:	8 August 2024

INVESTMENT MANAGERS SERIES TRUST II

on behalf of and for the account of each Fund listed on Appendix A

By:	/s/ Joshua Gohr
Name:	Joshua Gohr
Title:	Vice President
Date:	8.7.2024

APPENDIX A

TO ADMINISTRATIVE AGENCY AGREEMENT

LIST OF FUNDS

Dated as of August 8, 2024

The following is a list of Funds for which Accounting Agent shall serve under the Administrative Agency Agreement dated as of September 24, 2021:

FUND	DATE ADDED
AXS Astoria Inflation Sensitive ETF	May 18, 2022
AXS Change Finance ESG ETF	May 18, 2022
Tradr 2X Long Innovation ETF	May 18, 2022
Tradr 2X Short TSLA Daily ETF	May 18, 2022
Tradr 1.5X Short NVDA Daily ETF	May 18, 2022
Tradr 2X Short Innovation Daily ETF	August 5, 2022
AXS Green Alpha ETF	September 29, 2022
Alternative Access First Priority CLO Bond ETF	October 14, 2022
AXS Brendan Wood TopGun ETF	November 10, 2022
AXS Esoterica NextG Economy ETF	December 16, 2022
AXS Real Estate Income ETF	July 14, 2023
Knowledge Leaders Developed World ETF	July 19, 2024
Tradr 2X Long Triple Q Monthly ETF	September 3, 2024
Tradr 2X Long SOXX Monthly ETF	September 3, 2024
Tradr 2X Long SPY Monthly ETF	September 3, 2024
Tradr 1.75X Long NVDA Weekly ETF (f.k.a. Tradr 2X Long NVDA Weekly ETF)	September 3, 2024
Tradr 2X Long Triple Q Weekly ETF	September 3, 2024
Tradr 2X Long SOXX Weekly ETF	September 3, 2024
Tradr 2X Long SPY Weekly ETF	September 3, 2024
Tradr 1.5X Long TSLA Weekly ETF (f.k.a. Tradr 2X Long TSLA Weekly ETF)	September 3, 2024